Exhibit (g)(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

The Bank of New York Mellon

(formerly Mellon Bank, N.A.)

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF December 16, 2009

FUND	\\\\\\\\\\\\\\\\\\\\\\\	PORTFOLIO
Fidelity Commonwealth Trust II		Fidelity International Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Growth Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Value Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Core Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Mid Cap Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Small Cap Enhanced Index Fund
Fidelity Rutland Square Trust II		Fidelity Strategic Advisers Core Fund (1)

Notes:

The addition of Fidelity Rutland Square Trust II: Fidelity Strategic Advisers Core Fund effective 12/20/09.

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of each of Their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\	The Bank of New York Mellon

By: /s/ Mark Osterheld		By: /s/ Claire Driscoll
Name: Mark Osterheld		Name: Claire Driscoll
Title: Treasurer		Title: Vice President